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                                                                    Exhibit 23

                        Consent of Independent Auditors

We consent to the use of our report on the financial statements for the year ended December 31, 1997 of R-D Pharmacy & Books, a sole proprietorship, in the Form 8-K/A dated August 15, 1998 of HORIZON Pharmacies, Inc.


/s/ Howard & Waltrip, P.C.
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Howard & Waltrip, P.C.
Certified Public Accountants
Dallas, Texas
October 27, 1998